AMENDMENT NO. 3 TO CREDIT AGREEMENT

         THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (this "Agreement") is made and entered into as of this 20th day of June, 1997 among THE TOPPS COMPANY, INC., a Delaware corporation ("Borrower"), NATIONSBANK, N.A., a national banking association formerly known as NationsBank, N.A. (Carolinas), each other lender signatory hereto (each individually, a "Lender" and collectively, the "Lenders"), and NATIONSBANK, N.A., a national banking association formerly known as NationsBank, N.A. (Carolinas), in its capacity as agent for the Lenders (in such capacity, the "Agent");

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of June 30, 1995, as amended pursuant to that certain Amendment No. 1 to Credit Agreement dated as of June 5, 1996, and as further amended pursuant to that certain Amendment No. 2 to Credit Agreement dated as of December 6, 1996 (as amended hereby and as from time to time further amended, supplemented or replaced, the "Credit Agreement"), pursuant to which the Lenders agreed to make certain revolving credit, term loan and letter of credit facilities available to the Borrower; and

         WHEREAS, the Borrower, the Lenders and the Agent have entered into a letter agreement dated as of March 26, 1997 (the "Letter Agreement"), which Letter Agreement temporarily modifies certain terms and conditions of the Credit Agreement up to and including its date of expiration, June 30, 1997 (the "Expiration Date"); and

         WHEREAS, the Borrower has requested that the Credit Agreement be amended in the manner set forth herein and the Agent and the Lenders are willing to agree to such amendment;

         NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereto do hereby agree as follows:

         1. Definitions. Any capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.

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         2.   Amendment of Definitions.  Subject to the terms and conditions set forth herein, Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definition:

                  "Consolidated Capital Stock Repurchase Ratio" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such period less (without duplication) Capital Expenditures for such period less all income taxes accrued during such period to (ii) the sum of, without duplication, (y) Consolidated Fixed Charges for such period and (z) Share Repurchase Expenditures.

         3. Amendment of Definitions. Subject to the terms and conditions set forth herein, Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definition:

                  "Share Repurchase Expenditures" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the aggregate purchase price of all repurchases of the Borrower's common capital stock made by the Borrower during such Four-Quarter Period, and made pursuant to Section 10.16 hereof, but in no event to include any such repurchases made prior to March 1, 1997.

         4. Amendment of Affirmative Covenant of Financial Reports, Etc. Subject to the terms and conditions set forth herein, Section 9.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

                  (a) As soon as practical and in any event within 95 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) consolidated balance sheets of the Borrower and its Subsidiaries, and the notes thereto, consolidating balance sheets of the Borrower and its Principal Subsidiaries, and the notes thereto, the related consolidated and consolidating statements of operations, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth in the case of the statements comparative

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         financial statements for the preceding Fiscal Year (except with respect to the Fiscal Year ended February 25, 1995), all prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis and showing the results of operations of eac product segment and containing, with respect to the consolidated financial reports, opinions of Deloitte & Touche, L.L.P., or other such independent certified public accountants selected by the Borrower and approved by the Agent which approval shall not be unreasonably withheld or delayed and shall be deemed given as to any "big six" accounting firm, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Lenders, (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 10.1, 10.2, 10.3 and 10.4 hereof, which certificate shall be in the form of Exhibit K hereto, and (iii) a certificate of an Authorized Representative demonstrating the Consolidated Capital Stock Repurchase Ratio and the maximum value of repurchases of the Borrower's common capital stock that the Borrower and its Subsidiaries may make in the next upcoming fiscal quarter under the conditions of
         Section 10.16 hereof;

         5. Amendment of Affirmative Covenant of Financial Reports, Etc. Subject to the terms and conditions set forth herein, Section 9.1(b) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

                  (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) consolidated balance sheets of the Borrower and its Subsidiaries and consolidating balance sheets of the Borrower and its Principal Subsidiaries, each as of the end of such fiscal quarter, and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the Fiscal Year through the end of such reporting period, and showing the results of operations of each product segment and accompanied by a certificate of an Authorized

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         Representative  to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set fort in Section 8.6(a) hereof with respect to interim financials, (ii) a certificate of an Authorized Representative containing the computations for such quarter comparable to that required pursuant to Section 9.1(a)(ii) hereof, (iii) a certificate of an Authorized Representative containing the computations for such fiscal quarter comparable to that required pursuant to
         Section 9.1(a)(iii) hereof, and (iv) a schedule of licenses, other than Principal Licenses, which have generated more than $10,000,000 in sales during the immediately preceding Four-Quarter Period and listing parties thereto and applicable expiration or termination dates, such schedule being delivered for informational purposes only and creating no obligation on the Borrower or its Subsidiaries to maintain or preserve the license so listed;

         6.   Amendment of Negative Covenant of Consolidated Fixed Charge
Ratio. Subject to the terms and conditions set forth herein, Section 10.2 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

                  10.2. Consolidated Fixed Charge Ratio. Permit the Consolidated Fixed Charge Ratio:

                  (i) as of the end of the Four Quarter Period ending May 31, 1997 to be less than 1.00 to 1.00;

                  (ii) as of the end of the Four Quarter Period ending August 30, 1997 to be less than 0.85 to 1.00;

                  (iii) as of the end of the Four Quarter Period ending November 29, 1997 to be less than 1.00 to 1.00;

                  (iv) as of the end of the Four Quarter Period ending February 28, 1998 to be less than 0.85 to 1.00;

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                  (v)      as of the end of the Four Quarter Period ending
                  May 30, 1998 to be less than 1.00 to 1.00;

                  (vi) as of the end of the Four Quarter Period ending August 29, 1998 to be less than 1.15 to 1.00;

                  (vii) as of the end of the Four Quarter Period ending November 30, 1998 to be less than 1.25 to 1.00;

                  (viii) as of the end of the Four Quarter Period ending February 27, 1999 and thereafter to be less than 1.35 to 1.00.

         7. Amendment of the Negative Covenant of Cash Balances. Subject to the terms and conditions set forth herein, Section 10.4 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

                  10.4. Cash Balances. Permit, at the close of any fiscal quarter, the aggregate amount of cash and cash equivalents of the Borrower and its Subsidiaries on a consolidated basis, as evidenced in the balance sheets delivered pursuant to Section
         9.1 hereof, to be less than an amount equal to the amount of any Revolving Loan Outstandings at such time plus $11,500,000
         (the "Required Cash Balance"); provided, however, that the Required Cash Balance will be reduced to any Revolving Loan Outstandings at such time plus $5,000,000 in the event either (i) the outstanding principal balance of the Term Loan is less than $15,000,000 or (ii) the Consolidated Fixed Charge Ratio is at least 1.35 to 1.00 for two consecutive fiscal quarters, provided, however, that should the Consolidated Fixed Charge Ratio for any quarter thereafter be less than 1.00 to 1.00, the terms of this
         Section 10.4 shall be in full force and effect as if the requirements of this Section 10.4(ii) had never been met.

         8. Amendment of Negative Covenant of Indebtedness. Subject to the terms and conditions set forth herein, Section 10.7(h) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

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              (h)   Indebtedness of a Subsidiary represented by an
         Investment of the Borrower or any Subsidiary in such Subsidiary permitted under Section 10.9 hereof;

         9. Amendment of Negative Covenant of Investments; Acquisitions. Subject to the terms and conditions set forth herein, Section 10.9(e) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

              (e) loans and advances to Subsidiaries who are not Guarantors by the Borrower or any Guarantor provided (i) the aggregate outstanding principal amount of such loans and advances shall not at any time exceed $7,000,000 and (ii) all evidence of such Indebtedness or equity investment, including any promissory notes, shall be pledged to the Agent for the benefit of the Lenders.

         10. Amendment of Negative Covenant of Investments; Acquisitions. Subject to the terms and conditions set forth herein, Section 10.9(f) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

              (f) other loans, advances and investments in an aggregate principal amount at any time outstanding not to exceed $7,000,000.

         11. Amendment of Negative Covenant of Investments; Acquisitions. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended by inserting the following Section 10.9(g):

              (g) loans, advances to and investments in (i) the Borrower or any Guarantor by the Borrower or any Subsidiary, without limitation and (ii) any Subsidiary who is not a Guarantor by any Subsidiary who is not a Guarantor, without limitation.

         12. Amendment of Negative Covenant of Restricted Payments. Subject to the terms and conditions set forth herein, Section 10.16 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

              10.16.  Restricted Payments.  Make any

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

         Restricted Payments or apply or set apart any of their assets therefore or agree to do any of the foregoing, other than each of the following, providing that at the time thereof and immediately after giving thereto no Default or Event of Default shall exist or occur and be continuing: (i) the negotiated or open market repurchase by the Borrower of shares of its common capital stock for an aggregate purchase price not to exceed $8,500,000 ("Permitted Stock Repurchases"), provided that cash balances (other than those derived from proceeds of Loans) are available to fund such purchases, and (ii) additional negotiated or open market repurchase by the Borrower of its common capital stock for an aggregate purchase price in any Fiscal Year not to exceed the positive difference, if any, resulting from subtracting from Excess Cash Flow in the immediately preceding Fiscal Year the amount thereof required to be applied to prepayment of the Term Loan pursuant to Section 2.7(d) ("Remaining Excess Cash Flow"); amounts of Remaining Excess Cash Flow not so expended for such additional stock repurchases in any Fiscal Year (the "Carryover Fiscal Year") may only be so expended in the immediately subsequent Fiscal Year (the "Subsequent Carryover Fiscal Year") to the extent that (y) at the time of such subsequent expenditure, the Borrower has cash and cash equivalents, as evidenced on the balance sheet delivered pursuant to Section 9.1(a) hereof for the Carryover Fiscal Year, in an amount equal to the Excess Cash Flow for the Carryover Fiscal Year, net of Revolving Loan Outstandings as shown on such balance sheet, plus the amount of Remaining Excess Cash Flow to be so expended for such additional stock repurchases in the Subsequent Carryover Fiscal Year and (z) no violation of Section
         10.4 hereof will occur as a result of expending such Remaining Excess Cash Flow; provided, however, that at any time the Consolidated Fixed Charge Ratio was less than 1.35 to 1.00 for either of the two immediately previous fiscal quarters, in addition to the foregoing limitations, the following conditions must be met:
         (A) a purchase of the Borrower's common capital stock may be undertaken only if at the time of such repurchase the Consolidated Capital Stock Repurchase Ratio reported in the most recently delivered certificate prepared pursuant to Sections 9.1(a)(iii) and

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

         9.1(b)(iii) is at least 1.00 to 1.00, and (B) the total aggregate repurchase allowed in any fiscal quarter is limited to 100,000 shares not to exceed an aggregate purchase price of $400,000.

         13. Effectiveness. This Agreement shall become effective as of the date hereof upon receipt by the Agent of (a) twelve (12) fully executed copies of this Agreement (which may be signed in counterparts) and (b) an amendment fee in the amount of $59,312.50 paid in immediately available funds and to be distributed by the Agent to the Lenders based on their Applicable Commitment Percentages.

         14. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Agent and the Lenders as follows:

                  (a) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by the Agent and the Lenders under Section 9.1(a) of the Credit Agreement, other than changes in the ordinary course of business;

                  (b) The business and properties of the Borrower and its Subsidiaries, taken as a whole, are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Agent and the Lenders under Section 9.1(a) of the Credit Agreement, have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (c) No event has occurred and is continuing which constitutes, and no condition exists which upon the consummation of the transaction contemplated hereby would constitute, a Default or an Event of Default under the Credit Agreement, either immediately or with the lapse of time or the giving of notice, or both.

         15. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto in relation to

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

the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.

         16. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

         17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

         18. Governing Law. This Agreement shall in all respects be governed by the laws and judicial decisions of the State of New York.

         19. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         20. Credit Agreement. All references in any of the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby.

         21. Effect on Letter Agreement. As of the effective date of this Agreement, as set forth in paragraph 8 above, the Letter Agreement will expire immediately and will no longer have any force or effect whatsoever, notwithstanding the Expiration Date or any other terms or conditions contained in the Letter Agreement.

                            [Signature page follows.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                    BORROWER:

                                    THE TOPPS COMPANY, INC.


                                     By:________________________________
                                     Name: _____________________________
                                     Title:_____________________________



                                     AGENT:

                                     NATIONSBANK, N.A., as Agent for the Lenders


                                     By:________________________________
                                     Name:______________________________
                                     Title:_____________________________


                                     LENDERS:

                                     NATIONSBANK, N.A.

                                     By:________________________________
                                     Name:______________________________
                                     Title:_____________________________


                                     CHASE MANHATTAN BANK (as successor in interest to Chemical Bank)


                                     By: _______________________________
                                     Name:______________________________
                                     Title:_____________________________


                            [Signature Page 1 of 3]

                                     FLEET BANK N.A. (formerly known as
                                     Natwest Bank, N.A.)


                                     By:________________________________
                                     Name:______________________________
                                     Title:_____________________________


                                     THE BANK OF NEW YORK


                                     By:________________________________
                                     Name:______________________________
                                     Title:_____________________________


                                     CREDITANSTALT CORPORATE FINANCE, INC.


                                     By:________________________________
                                     Name:______________________________
                                     Title:_____________________________


                                     THE SUMITOMO BANK LIMITED, CHICAGO BRANCH


                                     By:________________________________
                                     Name:______________________________
                                     Title:_____________________________


                                     TORONTO DOMINION (NEW YORK), INC.


                                     By:________________________________
                                     Name:______________________________
                                     Title:_____________________________


                             [Signature Page 2 of 3]

                                     THE MITSUBISHI BANK, LIMITED-
                                     NEW YORK BRANCH


                                     By:________________________________
                                     Name:______________________________
                                     Title:_____________________________














                            [Signature page 3 of 3]